UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2006

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 21, 2006, Option One Mortgage Corporation (“OOMC”) and Option One Loan Warehouse Corporation (“OOLWC”), wholly owned subsidiaries of H&R Block, Inc. (the “Company”), entered into Omnibus Amendment Number One to the Option One Owner Trust Facility dated as of September 21, 2006, among OOMC, OOLWC, Option One Owner Trust 2005-7 (the “Trust”), Wells Fargo Bank, N. A. (“Wells Fargo”), HSBC Securities (USA) Inc., HSBC Bank USA, N.A. (“HSBC”), and Bryant Park Funding LLC (the “Amendment”).

The primary purpose of the Amendment was to extend the term of OOMC’s off-balance sheet financing arrangement with HSBC to fund daily non-prime originations through October 31, 2006, subject to various triggers, events or occurrences that could result in earlier termination (the “HSBC Warehouse Facility”).

Under the HSBC Warehouse Facility, non-prime loans originated by OOMC are sold daily to the Trust, which utilizes the HSBC Warehouse Facility to purchase the loans. The Trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2006.

Certain parties to the HSBC Warehouse Facility have other relationships with the Company or its affiliates. HSBC and an affiliate of Wells Fargo are lending parties pursuant to two $1,000,000,000 five-year revolving credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01(a) of this report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Pursuant to the HSBC Warehouse Facility, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the Trust before ultimate disposition. This guarantee would be called upon if the sale of mortgage loans did not generate adequate proceeds to satisfy the Trust’s current or ultimate payment obligations. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee would be approximately $100,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 25, 2006	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary